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                                                                    EXHIBIT 99.1


DYNEGY INC. and                       ss.     IN THE DISTRICT COURT OF
DYNEGY HOLDINGS INC.                  ss.
                                      ss.
                                      ss.
VS.                                   ss.     HARRIS COUNTY, T E X A S
                                      ss.
                                      ss.
CGNN HOLDING COMPANY, INC. and        ss.
MCTJ HOLDING CO. LLC                  ss.     129th JUDICIAL DISTRICT


                          PLAINTIFFS' ORIGINAL PETITION

            Plaintiffs Dynegy Inc. and Dynegy Holdings Inc. (collectively, "Dynegy") file this their original petition and complain of defendants CGNN Holding Company, Inc. and MCTJ Holding Co. LLC as follows:


                                       I.
                                  INTRODUCTION

            In this suit, Dynegy seeks specific performance of an option agreement it obtained from the defendants as part of a merger transaction between Dynegy and defendants' ultimate parent corporation, Enron Corp. On November 9, 2001, at about the same time that the merger agreement was executed, Dynegy invested $1.5 billion in a pipeline company, Northern Natural Gas Company. The cash was intended to help provide Enron with sufficient liquidity to sustain it through the closing of the merger.

            In exchange for the cash infusion, Dynegy received preferred stock in Northern Natural and the right to take ownership and control of the pipeline upon written notice by Dynegy of termination of the merger agreement. In fact, the deal was carefully structured to give Dynegy the right to automatic possession, even if CGNN Holding disputed Dynegy's reasons for terminating the merger agreement. In short, the parties expressly agreed that Dynegy, not CGNN Holding, would possess Northern Natural while any disputes were resolved.

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            In order to accomplish that purpose, two new subsidiaries were created: Defendant MCTJ Holding became the indirect owner of the common stock of Northern Natural, and Defendant CGNN Holding, in turn, held the membership interests in MCTJ Holding. All parties agreed and provided that CGNN Holding, MCTJ Holding, and Northern Natural could never be placed into bankruptcy without Dynegy's consent. CGNN Holding further agreed that Dynegy could, at its option, purchase all the outstanding membership interests in MCTJ Holding, thereby acquiring ownership and control of Northern Natural. The option agreement unambiguously provides that Dynegy's right to exercise its option may be triggered by Dynegy's merely GIVING NOTICE that the merger agreement is terminated.

            On November 28, 2001, Dynegy provided written notification that it was terminating the merger agreement pursuant to section 9.4(a). Upon that notice, Dynegy's right to exercise its option was triggered. Dynegy immediately notified CGNN Holding that it was exercising its option to acquire MCTJ Holding, as the parties had agreed. Despite the unambiguous requirements of the option agreement, CGNN Holding refuses to comply with its obligations. With Dynegy's $1.5 billion cash infusion apparently long gone, Enron (but not defendants) now has filed for bankruptcy. Dynegy asks this Court for declaratory and injunctive relief to compel CGNN Holding's performance under the option agreement to protect Dynegy's investment in Northern Natural from disappearing as well. Dynegy also seeks consequential damages for CGNN Holding's refusal to comply.

                                      II.
                                 DISCOVERY LEVEL

            1. Discovery for this case should be conducted under Level 3. Dynegy requests that the Court issue a discovery control plan granting expedited discovery and an expedited trial setting.


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                                      III.
                                     PARTIES

            2. Dynegy Inc. is an Illinois corporation with its principal office in Houston, Harris County, Texas.

            3. Dynegy Holdings Inc. is a Delaware corporation with its principal office in Houston, Harris County, Texas.

            4. CGNN Holding Company, Inc. is a Delaware corporation with its principal office in Houston, Harris County, Texas. CGNN Holding owns 100% of the membership interest in MCTJ Holding Co. LLC. Because CGNN Holding Company, Inc., has not appointed a registered agent in Texas, it can be served by serving its registered agent, National Registered Agents, Inc., through the Texas Secretary of State.

            5. MCTJ Holding Co. LLC is a Delaware limited liability company with its principal office in Houston, Harris County, Texas. MCTJ Holding owns 100% of the common stock of NNGC Holding Company, Inc., which owns 100% of the common stock of Northern Natural Gas Company. Because MCTJ Holding Co. LLC has not appointed a registered agent in Texas, it can be served by serving its registered agent, National Registered Agents, Inc., through the Texas Secretary of State.

                                      IV.
                             JURISDICTION AND VENUE

            6. This Court has jurisdiction over this lawsuit because it is a civil suit for monetary relief within the jurisdictional limits of the Court and because plaintiffs seek injunctive relief.

            7. Venue is proper in Harris County both because all or a substantial part of the events or omissions giving rise to the claims occurred in Harris County and because the defendants' principal office is in Harris County. Venue is also proper in Harris County because the defendants are domiciled in Harris County.



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                                       V.
                                BACKGROUND FACTS

            8. In late October 2001, Dynegy and Enron began exploring a possible merger. But even as the terms were being negotiated, it became apparent that Enron needed additional capital to finance its operations until the merger could be accomplished.

            9. Dynegy agreed to provide an immediate cash infusion of $1.5 billion as part of the larger merger transaction. As an inducement to Dynegy to make the $1.5 billion cash investment, Dynegy was given an ownership interest in Northern Natural, and the option to acquire complete ownership and control. Under the terms of the agreement, Dynegy would pay $1.5 billion cash for 100% of the preferred stock of Northern Natural. At the same time, Northern Natural's common stock would be transferred to a subsidiary created expressly for that purpose. MCTJ Holding became the indirect owner of the common stock of Northern Natural. In turn, the membership interests in MCTJ Holding were held in CGNN Holding. The transaction was structured so that CGNN Holding, MCTJ Holding, and Northern Natural could never be placed in bankruptcy without Dynegy's consent. Dynegy then paid CGNN Holding an additional $1 million for an option to acquire 100% of MCTJ Holding. This arrangement afforded CGNN Holding not only immediate use of Dynegy's $1.5 billion, but allowed it to receive the revenue generated by Northern Natural while the merger agreement was being implemented.

            10. To protect its investment, Dynegy insisted that, upon notice of Dynegy's termination of the merger agreement, Dynegy could take prompt ownership and control of MCTJ Holding, and thereby Northern Natural.


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            11. On November 9, 2001, Dynegy and Enron entered into an Agreement and Plan of Merger ("Merger Agreement"). Under section 9.4(a) of the Merger Agreement, Dynegy had the right to terminate if Enron breached its representations, warranties, or agreements or if a representation or warranty became untrue.

            12. Also on November 9, 2001, Dynegy, Dynegy Holdings Inc., CGNN Holding, and MCTJ Holding entered into an Option Agreement. (The Option Agreement is attached as Exhibit A.) Under the agreement, Dynegy paid $1 million to CGNN Holding for the option to acquire all the outstanding membership interests in MCTJ Holding after the occurrence of an Exercise Event. (Ex. A, Option Agr't,ss.2.1.) An Exercise Event is defined as follows:

          2.5.1    The Option may be exercised at any time after:

            2.5.1.1     the Merger Agreement has been terminated pursuant to
                        Section 9.2(b);

            2.5.1.2     the Merger Agreement has been terminated pursuant to
                        Section 9.2(c);

            2.5.1.3     the Merger Agreement has been terminated pursuant to
                        Section 9.2(d);

            2.5.1.4 Dynegy NOTIFIES Enron that it is terminating the Merger Agreement pursuant to Section 9.4(a) of the Merger Agreement (such notice constituting a representation by Dynegy to Enron that Dynegy is validly entitled to terminate the Merger Agreement under such Section 9.4(a)).

(Ex. A, Option Agr'tss.2.5.1 (emphasis added.)

            13. By the plain terms of the Option Agreement, the Exercise Event defined in section 2.5.1.4 occurs when Dynegy merely delivers notice pursuant to section 9.4(a) of the Merger Agreement. The parties well understood that by tying the Exercise Event to "notice" of termination in this provision, rather than to actual termination, Dynegy would have the right to take ownership and control of the pipeline EVEN IF CGNN HOLDING DISPUTED DYNEGY'S RIGHT TO TERMINATE THE MERGER AGREEMENT. Indeed, where the parties intended for Dynegy's right to exercise its option to be conditioned upon an actual and effective termination, rather than upon mere notice, they defined the Exercise Event accordingly, as in sections 2.5.1.1, 2.5.1.2, and 2.5.1.3.

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            14. Thus, CGNN Holding's remedy if it contests Dynegy's right to terminate under section 9.4(a) of the Merger Agreement is NOT to withhold ownership and control of Northern Natural. Rather, the parties expressly provided other remedies and agreed that Dynegy would hold Northern Natural while all such disputes were resolved. That is why, for example, the Option Agreement provides that Dynegy's notice of termination under section 9.4(a) constitutes a representation that termination is valid, giving CGNN Holding the right to damages if the representation is false. Similarly, a related Purchase Option Agreement gives CGNN Holding the right to repurchase Northern Natural within 180 days of the Merger Agreement. But nowhere does the Option Agreement or any other agreement authorize CGNN Holding to retain the membership interests in Northern Natural's ultimate parent, MCTJ Holding, once an Exercise Event occurs and Dynegy has elected to exercise its option.

            15. The parties also expressly agreed on the availability of specific performance and injunctive relief, including temporary relief, in the event that either party refused to comply with the Option Agreement--so that Dynegy could promptly obtain ownership and control of Northern Natural. Section
9.10 of the Option Agreement expressly provides:

            . . . The parties hereto hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder will cause irreparable injury to the other party to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.



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(Ex. A, Option Agr't,ss.9.10.)

            16. On November 19, 2001, Enron filed a quarterly report with the Securities and Exchange Commission that contained additional material disclosures not known to Dynegy regarding the extent of Enron's financial difficulties. After this and other adverse developments, including a dramatic meltdown of Enron's business and the downgrading of Enron's credit rating to junk status, Dynegy gave notice on November 28, 2001 that it was terminating the Merger Agreement pursuant to section 9.4(a) because of Enron's breaches of "its representations, warranties, covenants and agreements in the Merger Agreement." (Dynegy's termination notice is attached as Exhibit B.) Dynegy's written notification alone constituted an Exercise Event under Dynegy's Option Agreement with CGNN Holding and MCTJ Holding. Immediately thereafter, Dynegy Holdings notified CGNN Holding that it was exercising its option to purchase all of the outstanding membership interests of MCTJ Holding, and thereby taking ownership and control of Northern Natural. (Dynegy's notice to exercise the option is attached as Exhibit C.)

            17. On information and belief, CGNN Holding has publicly declared that Dynegy has no right to exercise its option to acquire MCTJ Holding.

            18. All conditions precedent to Dynegy's right to acquire the outstanding membership interests in MCTJ Holding have occurred or will occur by the time of the closing.


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                                      VI.
                     BREACH OF CONTRACT/ANTICIPATORY BREACH

            19. The Option Agreement grants Dynegy an unambiguous and irrevocable option to purchase all outstanding membership interests in MCTJ Holding immediately upon Dynegy's notification that Dynegy is terminating the Merger Agreement under section 9.4(a) of that agreement. Dynegy gave such notice on November 28, 2001, thus triggering its right to demand CGNN Holding's and MCTJ Holding's performance under the Option Agreement.

            20. Despite their obligation under the Option Agreement, CGNN Holding and MCTJ Holding have refused to honor that obligation.

            21. CGNN Holding's and MCTJ Holding's expressed refusal to abide by the clear, unambiguous language of the Option Agreement constitutes a breach of that agreement.

                                      VII.
                              TEMPORARY INJUNCTION

            22. Dynegy seeks a temporary injunction requiring CGNN Holding to transfer all of the outstanding membership interests in MCTJ Holding to Dynegy. CGNN Holding and MCTJ Holding have expressly agreed to this temporary injunctive relief pursuant to section 9.10 of the Option Agreement.

            23. In any event, Dynegy has a probable right to recovery for breach of contract and an immediate right to ownership and control. The Option Agreement unequivocally requires CGNN Holding to transfer all outstanding membership interests in MCTJ Holding to Dynegy, and its refusal to do so is a breach of the agreement.

            24. Under section 9.10, CGNN Holding, MCTJ Holding, and Dynegy acknowledge and have agreed that CGNN Holding's failure to perform under the Option Agreement constitutes irreparable injury for which damages are inadequate.


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            25. In any event, injury is irreparable, among other reasons, because the Option Agreement is designed to give Dynegy--in exchange for its $1.5 billion investment--the IMMEDIATE right to exercise its option upon notice of termination under section 9.4(a). Dynegy specifically negotiated for this immediate right, and to require protracted litigation to enforce that right would eviscerate the agreement altogether.

            26. Injury is also irreparable because Dynegy is entitled to ownership, control, and management of Northern Natural. That right of ownership, control, and management is an intangible right that cannot be measured by mere monetary damages.

            27. Injury is also irreparable because Dynegy is entitled to receive the cash flow from Northern Natural. Due to the financial difficulties plaguing CGNN Holding's corporate affiliates, there is no assurance that the cash flow from the pipeline will not disappear.

            28. Dynegy is entitled to a temporary injunction because this irreparable harm is imminent. Without immediate relief, Dynegy will have lost the very rights for which it contracted. The financial position of CGNN Holding's various corporate affiliates is growing more precarious with each day. Some of those entities have already sought bankruptcy protection. Immediate relief is needed to preserve Dynegy's rights under the Option Agreement.

            29. Pursuant to the parties' agreement, no bond need be posted in order to award injunctive relief. (Ex. A, Option Agr't, ss. 9.10.) In the alternative, the Court can set a nominal bond, which would comply with required procedure since CGNN Holding and MCTJ Holding have agreed that no amount of security is required.


                                     VIII.
                              SPECIFIC PERFORMANCE

            30. Dynegy is entitled to Specific Performance of the Option Agreement. The parties to the Option Agreement (including CGNN Holding and MCTJ Holding) have agreed to specific performance as the remedy for any failure to perform under the Option Agreement.


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(Ex. A, Option Agr't, ss. 9.10.)

            31. In any event, Dynegy has no adequate remedy by way of damages. Dynegy contracted for the option to buy a unique company. Money cannot compensate it for the loss of the company and the future right to own, manage, and use that company and its assets.

            32. Dynegy seeks a final order requiring CGNN Holding and MCTJ Holding to comply with the Option Agreement.


                                      IX.
                                     DAMAGES

            33. While damages are inadequate to compensate Dynegy for the breach of the Option Agreement, Dynegy is nevertheless entitled to consequential damages associated with the defendants' failure to provide Dynegy with immediate ownership and control of Northern Natural.


                                       X.
                              DECLARATORY JUDGMENT

            34. Dynegy also seeks a declaratory judgment construing the Option Agreement.

            35. Dynegy seeks a declaration that the Option Agreement grants Dynegy an option to acquire all outstanding membership interests of MCTJ Holding immediately upon giving notice of termination under section 9.4(a) and that because Dynegy has given such notice, it is entitled to exercise its option.

            36. Dynegy also seeks a declaration that all conditions precedent for closing under the Option Agreement have been satisfied.



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                                       XI.
                                 ATTORNEYS' FEES


            37. Dynegy has retained attorneys to represent it in this action and has agreed to pay reasonable and necessary attorneys' fees. Dynegy is entitled to an award of its reasonable and necessary attorneys' fees under sections
37.009 and 38.001 of the Texas Civil Practice & Remedies Code.


                                       VI.
                                     PRAYER

            WHEREFORE, Dynegy prays that it be granted a temporary injunction requiring the transfer of the outstanding membership interests in MCTJ Holding Co. LLC to Dynegy Holdings Inc. Dynegy further prays for a declaration construing the Option Agreement and for specific performance of the Option Agreement. Dynegy prays for damages in excess of the jurisdictional limits of the Court and for its reasonable attorneys' fees. Dynegy further prays that the Court grant it such other relief to which it may be entitled.


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                                          Respectfully submitted,

                                          BAKER BOTTS L.L.P.



                                          By: /s/ B. DARYL BRISTOW
                                              ------------------------
                                                B. Daryl Bristow
                                                State Bar No. 03020000
                                                Paul R. Elliott
                                                State Bar No. 06547500
                                                Rebecca L. Robertson
                                                State Bar No. 00794542
                                                Amy Douthitt Maddux
                                                State Bar No. 00796483
                                                One Shell Plaza
                                                910 Louisiana
                                                Houston, Texas  77002-4995
                                                Telephone: 713.229.1234
                                                Facsimile:  713.229.1522

                                          ATTORNEYS FOR PLAINTIFFS
                                          DYNEGY INC. AND DYNEGY
                                          HOLDINGS INC.



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                                 No. 2001-61378

DYNEGY INC. and                       ss.     IN THE DISTRICT COURT OF
DYNEGY HOLDINGS INC.                  ss.
                                      ss.
                                      ss.
VS.                                   ss.     HARRIS COUNTY, T E X A S
                                      ss.
                                      ss.
CGNN HOLDING COMPANY, INC. and        ss.
MCTJ HOLDING CO. LLC                  ss.     129th JUDICIAL DISTRICT


                                  VERIFICATION

STATE OF TEXAS        ss.
                      ss.
COUNTY OF HARRISss.

            My name is Robert D. Doty Jr. I am Executive Vice President and Chief Executive Officer for Dynegy Inc. I have read the Plaintiffs' Original Petition filed by Dynegy Inc. and Dynegy Holdings Inc. in this matter. The facts stated in that petition are true and correct and within my personal knowledge.


                                          /s/ ROBERT D. DOTY, JR.
                                          ---------------------------------
                                          Robert D. Doty Jr.


            SUBSCRIBED AND SWORN TO BEFORE ME on this 2nd day of December, 2001, to certify which witness my hand and official seal.





                                    /s/ ANGELIA DEDEK
                                    ------------------------------------------
                                    Notary Public in and for the State of Texas
[notary's seal]']


                                    My commission expires:   8/31/2003



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